Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

June 28, 2017

Parker-Hannifin Corporation

6035 Parkland Blvd.

Cleveland, Ohio 44124

Re:	Registration Statement on Form S-4 Filed by Parker-Hannifin Corporation Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel for Parker-Hannifin Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to (i) $700,000,000 aggregate principal amount of 3.250% Senior Notes due 2027 (the “2027 Exchange Notes”) for an equal principal amount of 3.250% Senior Notes due 2027 of the Company outstanding on the date hereof (the “2027 Original Notes”), (ii) $600,000,000 aggregate principal amount of 4.100% Senior Notes due 2047 (the “2047 Exchange Notes”) for an equal principal amount of 4.100% Senior Notes due 2047 of the Company outstanding on the date hereof (the “2047 Original Notes”) and (iii) €700,000,000 aggregate principal amount of 1.125% Senior Notes due 2025 (the “2025 Exchange Notes” and, together with the 2027 Exchange Notes and 2047 Exchange Notes, the “Exchange Notes”) for an equal principal amount of 1.125% Senior Notes due 2025 of the Company outstanding on the date hereof (the “2025 Original Notes” and, together with the 2027 Original Notes and 2047 Original Notes, the “Original Notes”). The Original Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of May 3, 1996 (the “Indenture”), between the Company and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee (the “Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture, and issued and delivered in exchange for the Original Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Parker-Hannifin Corporation

June 28, 2017

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture and that the Indenture is a valid, binding and enforceable obligation of the Trustee and (ii) the Original Notes have been duly authenticated by the Trustee in accordance with the Indenture.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The opinion expressed herein is limited to (i) the laws of the State of New York and (ii) the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day